Allegiant Q2 2018 Earnings

Exhibit 99.1

ALLEGIANT TRAVEL COMPANY SECOND QUARTER 2018
FINANCIAL RESULTS
Second quarter 2018 Fully Diluted Earnings per Share of $3.10

LAS VEGAS. July 25, 2018 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the second quarter 2018, as well as comparisons to the prior year:

	Three Months Ended June 30,			Six Months Ended June 30,
Unaudited	2018	2017	Change	2018	2017	Change
Total operating revenue (millions)	$436.8	$401.8	8.7%	$862.2	$781.9	10.3%
Operating income (millions)	74.2	85.8	(13.5)	154.2	159.5	(3.3)
Net income (millions)	50.0	49.0	2.0	105.2	91.4	15.1
Diluted earnings per share	$3.10	$2.97	4.4	$6.52	$5.51	18.3

"We are proud to announce our 62nd consecutive profitable quarter," stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. "This is the second consecutive quarter of EPS growth, despite seeing our fuel cost per gallon increase by over 39 percent in the second quarter. This is a wonderful testament to the hard work of our team members as we navigate another busy summer.

"We are continuing our transition to an all-Airbus fleet. We have done an excellent job year-to-date but this summer was the critical period in this transition, including the timely delivery and induction of fifteen Airbus aircraft, and retirement of six MD-80s. Today we are on our schedule as planned, though some delayed deliveries in late May impacted our peak June period, in terms of top line and operations reliability. Looking forward, we should complete our transition at the end of November as scheduled.

"Our CASM-ex fuel results came in nicely. Our improved operational results as well as efficiencies from the Airbus fleet are beginning to pay dividends, and we are pleased with where the cost trend line is headed. Additionally, fuel efficiency continues to improve with the transition, with 76 vs. 72 ASMs per gallon this year compared to the same period last year.

“The Sunseeker resort project continues to move ahead. We are closing in on a financing plan and hope to announce the specifics in the next 60 to 90 days. We continue to be impressed with the many synergies and business alignments between Sunseeker and our air service presence on the west coast of Florida. Our Punta Gorda destination - a 15 minute drive from our Sunseeker location, grew over 30 percent in capacity on a trailing twelve month basis. We are on a pace to carry over 1.5 million passengers in and out of Punta Gorda this year."

Allegiant Q2 2018 Earnings

Shareholder returns

•	2018 shareholder returns - over $22 million in the first half of the year through dividends

◦	Will pay dividends of $0.70 per share on August 31, 2018 to shareholders of record as of August 17, 2018

◦	Current share repurchase authority of $100 million as of July 25, 2018

2018 outlook

•	Third quarter scheduled and system ASMs are expected to grow between thirteen and fifteen percent vs last year

•	2018 full year ASM growth is expected to be between nine and eleven percent due to slower than expected aircraft deliveries

•	2018 fuel cost is expected to be $2.35 per gallon using the forward curve as of July 24, 2018

•	2018 EPS is expected to be between $9 and $10 per share due to the expected higher fuel cost

◦	Fuel expense is expected to increase approximately $35 million from when guided in November 2017

Guidance, subject to revision

Full year 2018 guidance	Previous*	Current
Fuel cost per gallon	$2.20	$2.35
Available seat miles (ASMs) / gallon	77.5 to 79.5	77.5 to 78.5

Interest expense (millions)	$50 to $60	$50 to $60
Tax rate	21 to 22%	21 to 22%
Share count (millions)	15.9	15.9
Earnings per share	$10 to $12	$9 to $10

System ASMs - year over year change	11 to 15%	9 to 11%
Scheduled service ASMs - year over year change	11 to 15%	9 to 11%

Depreciation expense / aircraft / month (thousands)	$120 to $130	$115 to $120
Maintenance expense / aircraft / month (thousands)	$95 to $105	$80 to $85

Full year 2018 CAPEX guidance
Capital expenditures (millions) **	$300	$300
Capitalized Airbus deferred heavy maintenance (millions) ***	$45	$45
* - Previous guidance as of April 25, 2018
** - Excludes Sunseeker Resorts
*** - Not included in capital expenditure total

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	1Q18	2Q18	3Q18	YE18
MD-80 (166 seats)	32	27	19	—
A319 (156 seats)	26	31	31	32
A320 (177/186 seats)	30	35	44	45
Total	88	93	94	77
Aircraft listed in table above include only in-service aircraft, planned retirements and future aircraft under contract (subject to change)

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, July 25, 2018 to discuss its second quarter 2018 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q2 2018 Earnings

Allegiant.®
Las Vegas-based Allegiant (NASDAQ: ALGT) is focused on linking travelers in small and mid-sized cities to world-class leisure destinations. The airline offers industry-low fares on an all-jet fleet while also offering other travel-related products such as hotel rooms and rental cars. All can be purchased only through the company website, Allegiant.com. Beginning with one aircraft and one route in 1999, the company has grown to more than 80 aircraft and approximately 400 routes across the country with base airfares less than half the cost of the average domestic roundtrip ticket. For downloadable press kit, including photos, visit: http://gofly.us/iiFa303wrtF

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future expenses, ASM growth, expected capital expenditures, number of contracted aircraft to be placed in service in the future, timing of aircraft retirements, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov . These risk factors include, without limitation, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, limitation on growth as we transition to a single fleet type, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft under contract, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop a hotel-condo project in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Percent
	2018	2017	change
OPERATING REVENUE:
Passenger revenue (1)	$405,572	$367,250	10.4
Third party products	17,799	14,304	24.4
Fixed fee contract revenue	7,653	11,029	(30.6)
Other revenue	5,756	9,261	(37.8)
Total operating revenue	436,780	401,844	8.7
OPERATING EXPENSES:
Aircraft fuel	122,454	85,387	43.4
Salary and benefits	101,645	92,221	10.2
Station operations	41,553	38,998	6.6
Maintenance and repairs	24,611	28,645	(14.1)
Depreciation and amortization	29,833	30,129	(1.0)
Sales and marketing	18,348	13,492	36.0
Aircraft lease rentals	75	2,400	(96.9)
Other	24,039	24,777	(3.0)
Total operating expense	362,558	316,049	14.7
OPERATING INCOME	74,222	85,795	(13.5)
OTHER (INCOME) EXPENSE:
Interest expense	13,156	8,889	48.0
Interest income	(1,927)	(1,475)	30.6
Other, net	(50)	(493)	(89.9)
Total other expense	11,179	6,921	61.5
INCOME BEFORE INCOME TAXES	63,043	78,874	(20.1)
PROVISION FOR INCOME TAXES	13,027	29,836	(56.3)
NET INCOME	$50,016	$49,038	2.0
Earnings per share to common shareholders (2):
Basic	$3.10	$2.98	4.0
Diluted	$3.10	$2.97	4.4
Weighted average shares outstanding used in computing earnings per share to common shareholders (2):
Basic	15,939	16,198	(1.6)
Diluted	15,945	16,220	(1.7)

(1) Passenger revenue previously reported as Scheduled service revenue and Ancillary air-related revenue.
(2) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended June 30,		Percent
	2018	2017	change (1)
OPERATING STATISTICS
Total system statistics:
Passengers	3,704,113	3,306,193	12.0
Revenue passenger miles (RPMs) (thousands)	3,276,599	2,958,808	10.7
Available seat miles (ASMs) (thousands)	3,922,294	3,584,209	9.4
Load factor	83.5%	82.6%	0.9
Operating expense per ASM (CASM) (cents)	9.24	8.82	4.8
Fuel expense per ASM (cents)	3.12	2.38	31.1
Operating CASM, excluding fuel (cents)	6.12	6.44	(5.0)
ASMs per gallon of fuel	76.1	71.9	5.8
Departures	27,063	24,721	9.5
Block hours	60,707	56,056	8.3
Average stage length (miles)	858	866	(0.9)
Average number of operating aircraft during period	92.0	85.3	7.9
Average block hours per aircraft per day	7.3	7.2	1.4
Full-time equivalent employees at end of period	3,840	3,628	5.8
Fuel gallons consumed (thousands)	51,516	49,858	3.3
Average fuel cost per gallon	$2.38	$1.71	39.2
Scheduled service statistics:
Passengers	3,681,944	3,266,789	12.7
Revenue passenger miles (RPMs) (thousands)	3,245,774	2,903,257	11.8
Available seat miles (ASMs) (thousands)	3,795,815	3,436,872	10.4
Load factor	85.5%	84.5%	1.0
Departures	25,992	23,609	10.1
Block hours	58,536	53,632	9.1
Total passenger revenue per ASM (TRASM) (cents) (2)	11.15	11.10	0.5
Average fare - scheduled service (3)	$64.62	$67.76	(4.6)
Average fare - air-related charges (3)	$45.53	$44.66	1.9
Average fare - third party products	$4.84	$4.38	10.5
Average fare - total	$114.99	$116.80	(1.5)
Average stage length (miles)	864	869	(0.6)
Fuel gallons consumed (thousands)	49,671	47,821	3.9
Average fuel cost per gallon	$2.37	$1.70	39.4
Percent of sales through website during period	93.9%	95.1%	(1.2)

(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis. The 2017 figure reflected has been adjusted from previously reported as a result of recast of revenue in accordance with revenue recognition accounting rules adopted by us as of January 1, 2018.
(3) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30,		Percent
	2018	2017	change
OPERATING REVENUE:
Passenger Revenue (1)	$802,343	$715,086	12.2
Third party products	28,124	27,046	4.0
Fixed fee contract revenue	18,209	22,289	(18.3)
Other revenue	13,548	17,434	(22.3)
Total operating revenue	862,224	781,855	10.3
OPERATING EXPENSES:
Aircraft fuel	228,481	170,049	34.4
Salary and benefits	214,608	188,519	13.8
Station operations	79,137	70,830	11.7
Maintenance and repairs	43,881	58,740	(25.3)
Depreciation and amortization	57,983	60,678	(4.4)
Sales and marketing	37,426	26,822	39.5
Aircraft lease rentals	96	2,564	(96.3)
Other	46,422	44,129	5.2
Total operating expense	708,034	622,331	13.8
OPERATING INCOME	154,190	159,524	(3.3)
OTHER (INCOME) EXPENSE:
Interest expense	25,880	17,291	49.7
Interest income	(3,834)	(2,739)	40.0
Other, net	(290)	(854)	(66.0)
Total other expense	21,756	13,698	58.8
INCOME BEFORE INCOME TAXES	132,434	145,826	(9.2)
PROVISION FOR INCOME TAXES	27,225	54,437	(50.0)
NET INCOME	105,209	91,389	15.1
Earnings per share to common shareholders (2):
Basic	$6.53	$5.52	18.3
Diluted	$6.52	$5.51	18.3
Weighted average shares outstanding used in computing earnings per share to common shareholders (2):
Basic	15,898	16,290	(2.4)
Diluted	15,914	16,317	(2.5)

(1) Passenger revenue previously reported as Scheduled service revenue and Ancillary air-related revenue.
(2) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Six Months Ended June 30,		Percent
	2018	2017	change (1)
OPERATING STATISTICS
Total system statistics:
Passengers	7,007,064	6,187,441	13.2
Revenue passenger miles (RPMs) (thousands)	6,371,403	5,667,306	12.4
Available seat miles (ASMs) (thousands)	7,650,857	6,961,046	9.9
Load factor	83.3%	81.4%	1.9
Operating expense per ASM (CASM) (cents)	9.25	8.94	3.5
Fuel expense per ASM (cents)	2.99	2.44	22.5
Operating CASM, excluding fuel (cents)	6.26	6.50	(3.7)
ASMs per gallon of fuel	76.4	72.0	6.1
Departures	51,311	47,016	9.1
Block hours	118,510	109,249	8.5
Average stage length (miles)	883	883	—
Average number of operating aircraft during period	90.8	85.0	6.8
Average block hours per aircraft per day	7.2	7.1	1.4
Full-time equivalent employees at end of period	3,840	3,628	5.8
Fuel gallons consumed (thousands)	100,156	96,708	3.6
Average fuel cost per gallon	$2.28	$1.76	29.5
Scheduled service statistics:
Passengers	6,961,312	6,112,269	13.9
Revenue passenger miles (RPMs) (thousands)	6,310,393	5,565,191	13.4
Available seat miles (ASMs) (thousands)	7,397,830	6,674,035	10.8
Load factor	85.3%	83.4%	1.9
Departures	49,256	44,857	9.8
Block hours	114,224	104,507	9.3
Total scheduled service revenue per ASM (TRASM) (cents) (2)	11.23	11.12	1.0
Average fare - scheduled service (3)	$68.95	$71.33	(3.3)
Average fare - air-related charges (3)	$46.31	$45.67	1.4
Average fare - third party products	$4.04	$4.42	(8.6)
Average fare - total	$119.30	$121.42	(1.7)
Average stage length (miles)	889	887	0.2
Fuel gallons consumed (thousands)	96,542	92,713	4.1
Average fuel cost per gallon	$2.27	$1.75	29.7
Percent of sales through website during period	93.9%	94.2%	(0.3)

(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis. The 2017 figure reflected has been adjusted from previously reported as a result of recast of revenue in accordance with revenue recognition accounting rules adopted by us as of January 1, 2018.
(3) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

(millions)	6/30/2018	12/31/2017	Change
	(unaudited)
Unrestricted cash
Cash and cash equivalents	$29.0	$59.4	(51.2)%
Short-term investments	343.2	352.7	(2.7)
Long-term investments	56.4	78.6	(28.2)
Total unrestricted cash and investments	428.6	490.7	(12.7)
Debt
Current maturities of long-term debt and capital lease obligations, net of related costs	144.4	214.8	(32.8)
Long-term debt and capital lease obligations, net of current maturities and related costs	992.3	950.1	4.4
Total debt	1,136.7	1,164.9	(2.4)
Total Allegiant Travel Company shareholders’ equity	$644.7	$553.3	16.5%

Summary Cash Flow

	Six Months Ended June 30,
Unaudited (millions)	2018	2017	Change
Cash provided by operating activities	$283.2	$262.9	7.7%
Purchase of property and equipment, including capitalized interest*	187.5	182.3	2.9
Repurchase of common stock	3.0	84.9	(96.5)
Cash dividends paid to shareholders	22.6	23.2	(2.6)
Proceeds from the issuance of long-term debt	10.8	134.5	(92.0)
Principal payments on long-term debt & capital lease obligations	$142.4	$64.9	119.4%
* Includes aircraft pre-delivery deposits.

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Basic:
Net income	$50,016	$49,038	$105,209	$91,389
Less net income allocated to participating securities	(659)	(789)	(1,427)	(1,482)
Net income attributable to common stock	$49,357	$48,249	$103,782	$89,907
Earnings per share, basic	$3.10	$2.98	$6.53	$5.52
Weighted-average shares outstanding	15,939	16,198	15,898	16,290
Diluted:
Net income	$50,016	$49,038	$105,209	$91,389
Less net income allocated to participating securities	(658)	(789)	(1,425)	(1,480)
Net income attributable to common stock	$49,358	$48,249	$103,784	$89,909
Earnings per share, diluted	$3.10	$2.97	$6.52	$5.51
Weighted-average shares outstanding	15,939	16,198	15,898	16,290
Dilutive effect of stock options and restricted stock	44	71	63	92
Adjusted weighted-average shares outstanding under treasury stock method	15,983	16,269	15,961	16,382
Participating securities excluded under two-class method	(38)	(49)	(47)	(65)
Adjusted weighted-average shares outstanding under two-class method	15,945	16,220	15,914	16,317